                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 12, 1997



                      LEXINGTON CORPORATE PROPERTIES, INC.
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             (Exact Name of Registrant as specified in its charter)



        Maryland                     1-12386                    13-3717318
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(State or other jurisdiction     (Commission File             (IRS Employer
      of incorporation)               Number)               Identification No.)



                 355 Lexington Avenue, New York, New York 10017
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              (Address of Principal Executive Offices) (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 692-7260
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                                 Not Applicable
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         (Former name or former address, if changed since last report)

Item 5. Other Events

     On November 12, 1997, the Registrant and certain of its affiliates entered into a Purchase Agreement with Bear, Stearns & Co. Inc. and McDonald & Company Securities, Inc., as representatives of the underwriters named therein, providing for the issuance and sale of up to 2,875,000 shares of Common Stock, par value $0.0001, of the Registrant in a public offering. The public offering is expected to be consummated on or about November 18, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following tables of unaudited pro forma consolidated financial data of the Company have been prepared from the historical consolidated financial statements of the Company, as adjusted to give effect to the Pro Forma Adjustments as if such Pro Forma Adjustments had occurred on January 1, 1996 and were carried forward through June 30, 1997 for the operating data and on June 30, 1997 for the balance sheet data. The unaudited pro forma financial data does not purport to be indicative of what the results of the Company would have been had the transactions been completed on the dates assumed, nor is such financial data necessarily indicative of the results of operations of the Company that may exist in the future. The unaudited pro forma financial data must be read in conjunction with the Notes thereto and with the historical Consolidated Financial Statements and the related Notes incorporated by reference in the accompanying Prospectus.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     (FOR THE YEAR ENDED DECEMBER 31, 1996)
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         COMPANY                              OTHER
                                                        HISTORICAL      OFFERING(1)       ADJUSTMENTS(2)      PRO FORMA
                                                        ----------     -------------     ----------------     ---------
Revenues:
  Rental..............................................   $ 31,244         $    --            $ 16,724          $47,968
  Interest and other..................................        431                                  39              470
                                                          -------         -------             -------          -------
          Total revenues..............................     31,675              --              16,763           48,438
Expenses:
  Interest expense....................................     12,818          (2,368)              4,647           15,097
  Depreciation........................................      7,627              --               4,106           11,733
  Amortization of deferred expenses...................        619              --                  31              650
  Property operating expenses.........................        686              --                  --              686
  General and administrative expenses.................      3,125                                  --            3,125
  Other expenses......................................        644              --                  --              644
                                                          -------         -------             -------          -------
          Total expenses..............................     25,519          (2,368)              8,784           31,935
                                                          -------         -------             -------          -------
Income before minority interests......................      6,156           2,368               7,979           16,503
Minority interests....................................        690              --             1,134(3)           1,824
                                                          -------         -------             -------          -------
Income from continuing operations (before gain on sale
  of properties and extraordinary items)(4)...........   $  5,466         $ 2,368            $  6,845          $14,679
                                                          =======         =======             =======          =======
Per share data:(5)
Income from continuing operations
  Primary.............................................   $   0.58         $    --            $     --          $  0.89
  Fully diluted.......................................       0.58              --                  --             0.87
Weighted average common shares outstanding
  Primary.............................................      9,393           2,500               4,937           16,830
  Fully diluted.......................................      9,393           2,500               7,562           19,455

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     (FOR THE YEAR ENDED DECEMBER 31, 1996)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) This column reflects the issuance of 2,500,000 shares of Common Stock at $14.25 per share net of offering costs and the effect of reducing actual interest expense on debt that will be repaid with the proceeds from the Offering.

(2) This column reflects (i) the addition of historical results of operations for the period from January 1 to the respective acquisition dates for the Properties acquired by the Company during 1996 and for a 12-month period for Properties acquired since January 1, 1997 and for the CRIT Acquisition; (ii) the elimination of the results of operations of the Ross Stores Newark Property and the Stratus Property as if the sales had taken place on January 1, 1996, (iii) the Salt Lake City Refinancing and (iv) the June Offering of 3,220,000 shares of Common Stock and the application of the net proceeds therefrom. The results of operations for properties acquired during 1996, from their respective acquisition dates through December 31, 1996 are included in the Company's historical 1996 consolidated statement of income. The results of operations consist principally of rental revenue, interest expense and depreciation expense.

    Rental revenue in these pro forma financial statements (both historical and pro forma) is generated from leases that are "net leases," under which the tenant is responsible for substantially all costs of real estate taxes, insurance and ordinary maintenance. Pro forma rental income represents straight-line rent as provided by GAAP, calculated as the difference between the cash rent paid under the lease and the average rent due over the noncancellable term of the lease.

    The depreciable life for all depreciation adjustments is 40 years. Applicable pro forma interest expense adjustments are calculated based on annual interest rates on the respective debt as of the applicable acquisition, disposition or refinancing date. The pro forma reduction of interest expense represents only the actual interest incurred on debt that has been or will be repaid.

                                                                            ANNUALIZED
                                                                RENTAL       INTEREST       INTEREST    DEPRECIATION
                                                                REVENUE        RATE         EXPENSE       EXPENSE
                                                                -------     -----------     -------     ------------
    CRIT Acquisition..........................................  $ 3,557     8.875-9.500%    $ 1,408        $  922
    Acquisition of LP Properties(*)...........................    2,595              (*)        962           840
    Acquisition of Salt Lake City Property....................    3,264          11.040%        424           824
    Acquisition of Exel Pennsylvania Properties...............    2,949           8.000%      2,000           601
    Acquisition of Bull Property..............................    1,023           7.960%        521           226
    Acquisition of Lockheed Property..........................    1,671          7.1875%        395           344
    Acquisition of Ryder Property.............................    1,009          7.1875%        665           206
    Acquisition of FirstPlus Property.........................    3,544          7.1875%      1,653           779
    Sale of Ross Stores Newark Property.......................   (3,242)          8.100%     (2,015)         (726)
    Sale of Stratus Property..................................   (2,254)         10.180%     (1,082)         (473)
    June Offering.............................................       --           6.880%     (1,511)           --
    Other activities..........................................    2,608             (**)      1,227           563
                                                                -------                     -------        ------
                                                                $16,724                     $ 4,647        $4,106
                                                                =======                     =======        ======

---------------
     * The LP Properties consist of four properties leased to Toys "R" Us and the property leased to Liberty House, Inc. The annualized interest rates on the debt incurred to finance the Toys "R" Us properties was 12.625% prior to prepayment and 10.250% with respect to the Liberty House property.

    ** The interest rates of the debt on the other acquisitions range from 6.875% to 8.500%.

(3) This amount represents the minority interest in the net income of LCIF due to the issuance of OP Units in the acquisition of the Salt Lake City Property, the acquisition of the LP Properties and the acquisition of the Exel Pennsylvania Properties.

(4) The following items are not included in the pro forma statement of income for the year ended December 31, 1996:

        Prepayment Premium-Salt Lake City Refinancing...........................................  $(1,824)
        Prepayment Premium-Ross Stores Newark Property debt repayment...........................     (773)
        Prepayment Premium-Stratus Property debt repayment......................................   (1,862)
        Gain on sale of Stratus Property........................................................    2,850
        Pro forma loss on sale of Ross Stores Newark Property...................................     (910)

(5) Primary income from continuing operations per share is computed by dividing income from continuing operations (reduced by preferred dividends) by the weighted average number of common and diluted common equivalent shares outstanding during the period. Fully diluted income from continuing operations per share amounts are similarly computed but include the effect, when dilutive, of the Company's other potentially dilutive securities. Fully dilutive income from continuing operations is reduced by preferred dividends and is increased by minority interests resulting from the assumed conversion of the OP Units. The Convertible Preferred Stock and Exchangeable Notes are excluded from the pro forma computations due to their anti-dilutive effect during the period. The additional number of shares of Common Stock from an assumed conversion of the Convertible Preferred Stock would have been 1,325,000 for the 1996 pro forma period and none for the 1996 historical period.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
               (FOR THE SIX MONTHS ENDED AND AS OF JUNE 30, 1997)
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 COMPANY                        OTHER           PRO
                                                 HISTORICAL  OFFERING(1)    ADJUSTMENTS(2)     FORMA
                                                 --------    -----------    --------------    --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT:
Revenues:
  Rental.......................................  $ 20,178     $      --        $  3,641       $ 23,819
  Interest and other...........................       284            --              15            299
                                                 --------      --------        --------       --------
          Total Revenues.......................    20,462            --           3,656         24,118
Expenses:
  Interest expense.............................     8,583        (1,149)            244          7,678
  Depreciation.................................     5,075            --             862          5,937
  Amortization of deferred expenses............       415            --             (38)           377
  Property operating expenses..................       403            --              --            403
  General and administrative expenses..........     1,844            --              --          1,844
  Other expenses...............................       167            --              --            167
                                                 --------      --------        --------       --------
          Total Expenses.......................    16,487        (1,149)          1,068         16,406
                                                 --------      --------        --------       --------
Income before minority interests...............     3,975         1,149           2,588          7,712
Minority interests.............................       305            --             564(3)         869
                                                 --------      --------        --------       --------
Income from continuing operations..............  $  3,670     $   1,149        $  2,024       $  6,843
                                                 ========      ========        ========       ========
Per share data:(4)
Income from continuing operations
  Primary......................................  $   0.31     $      --        $     --       $   0.37
  Fully diluted................................      0.27            --              --           0.36
Weighted average common shares outstanding
  Primary......................................    10,056         2,500           4,397         16,953
  Fully diluted................................    12,507         2,500           4,601         19,608
BALANCE SHEET (AT END OF PERIOD):(5)
  Real estate at cost..........................  $377,793     $      --        $ 49,019       $426,812
  Less: accumulated depreciation...............    56,418            --         (10,597)        45,821
                                                 --------      --------        --------       --------
  Real estate, net.............................   321,375            --          59,616        380,991
  Other assets.................................    32,014           703         (10,615)        22,102
                                                 --------      --------        --------       --------
          Total assets.........................  $353,389     $     703        $ 49,001       $403,093
                                                 ========      ========        ========       ========
  Mortgage loans payable (including accrued
     interest).................................  $176,568     $ (32,250)       $ 24,502       $168,820
  Other liabilities............................     8,064            --           1,007          9,071
  Minority interest............................    27,928            --              --         27,928
                                                 --------      --------        --------       --------
  Total liabilities............................   212,560       (32,250)         25,509        205,819
  Stockholders' equity:
     Convertible preferred.....................        --            --              --             --
     Common stock..............................         1                             1              2
     Additional paid in capital................   188,950        32,953          23,549        245,452
     Accumulated distributions in excess of net
       income..................................   (48,122)           --             (58)       (48,180)
                                                 --------      --------        --------       --------
       Total Stockholders' equity..............   140,829        32,953          23,492        197,274
                                                 --------      --------        --------       --------
          Total liabilities and Stockholders'
            equity.............................  $353,389     $     703        $ 49,001       $403,093
                                                 ========      ========        ========       ========

                 NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
               (FOR THE SIX MONTHS ENDED AND AS OF JUNE 30, 1997)
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) This column reflects the issuance of 2,500,000 shares of Common Stock at $14.25 per share net of offering costs and the effect of reducing actual interest expense on debt that will be repaid with the proceeds from the Offering.

(2) These amounts reflect (i) the addition of historical results of operations for the period from January 1 to the respective acquisition dates for the Properties acquired by the Company during 1997 and for a 6-month period for the Ryder and CRIT Acquisitions, (ii) the elimination of the results of operations of the Ross Stores Newark Property and Stratus Property as if the sales had taken place on January 1, 1996, (iii) the Salt Lake City Refinancing and (iv) the June Offering of 3,220,000 shares of Common Stock and the application of the proceeds therefrom. The results of operations for Properties acquired during 1997, from their respective acquisition dates through June 30, 1997, are included in the Company's historical June 30, 1997 consolidated statement of income. The results of operations consist principally of rental revenue, interest expense and depreciation expense.

    Rental revenue in these financial statements (both historical and pro forma) is generated from leases that are "net leases," under which the tenant is responsible for substantially all costs of real estate taxes, insurance and ordinary maintenance. Pro forma rental income represents straight-line rent as provided by GAAP, calculated as the difference between the cash rent paid under the lease and the average rent due over the non-cancelable term of the lease.

    The depreciable life for all real property additions is 40 years. Applicable pro forma interest expense adjustments are calculated based on annual interest rates on the respective debt as of the applicable acquisition, disposal or refinancing date.

                                                               RENTAL        ANNUALIZED        INTEREST    DEPRECIATION
                                                               REVENUE      INTEREST RATE      EXPENSE       EXPENSE
                                                               -------     ---------------     -------     ------------
CRIT Acquisition.............................................  $ 1,790       8.875 - 9.500%    $   701        $  488
Acquisition of Exel Pennsylvania Properties..................      648               8.000%        433           130
Acquisition of Bull Property.................................      514               7.960%        261           113
Acquisition of Lockheed Property.............................      836               7.125%        196           172
Acquisition of Ryder Property................................      501               7.125%        330           103
Acquisition of FirstPlus Property............................    1,782               7.125%        819           390
Sale of Ross Stores Newark Property..........................   (1,628)              8.100%     (1,602)         (363)
Sale of Stratus Property.....................................   (1,127)             10.180%       (520)         (237)
Other activities.............................................      325                  **        (974)           66
                                                                ------                           -----         -----
                                                               $ 3,641                         $   244        $  862
                                                                ======                           =====         =====

    The pro forma interest expense adjustment includes (i) the impact of the Salt Lake City Refinancing, (ii) repayment of the Credit Facility with proceeds from the sale of the Ross Stores Newark Property and with proceeds from the June Offering and (iii) the impact of interest on acquisitions and other debt repayments described above as if they had occurred on January 1, 1996. The pro forma reduction of interest expense represents only the actual interest expense incurred on debt that has been or will be repaid.

 ** The interest rates related to other activities range from 6.875% to 12.900%.

(3) This amount represents the minority interest in the net income of LCIF due to the issuance of OP Units in connection with the acquisition of the Company's Salt Lake City Property and the Exel Pennsylvania Properties Acquisition.

(4) Primary income from continuing operations per share is computed by dividing income from continuing operations (reduced by preferred dividends) by the weighted average number of common and diluted common equivalent shares outstanding during the period. Fully diluted income from continuing operations per share amounts are similarly computed but include the effect, when dilutive, of the Company's other potentially dilutive securities. Fully dilutive income from continuing operations is reduced by preferred dividends and is increased by minority interests resulting from the assumed conversion of the OP Units. The Company's Convertible Preferred Stock and Exchangeable Notes are excluded from the pro forma computations due to their anti-dilutive effect during the period. The additional number of shares of Common Stock from an assumed conversion of the Convertible Preferred Stock would have been 1,325,000 for the 1997 pro forma period and 948,447 for the 1997 historical period.

(5) June 1997 Pro Forma Balance Sheet adjustments:

                                                                                                                   ACCUMULATED
                                        REAL                               MORTGAGE                 ADDITIONAL   DISTRIBUTIONS IN
                                       ESTATE    ACCUMULATED     OTHER      LOANS        OTHER       PAID-IN        EXCESS OF
                                      AT COST    DEPRECIATION    ASSETS    PAYABLE    LIABILITIES    CAPITAL        NET INCOME
                                      --------   ------------   --------   --------   -----------   ----------   ----------------
CRIT Acquisition....................  $ 33,124     $     --     $    395   $ 15,369     $    --      $ 18,150        $     --
Acquisition of Bull Property........    10,905           --       (3,355)     6,543       1,007            --              --
Acquisition of Lockheed Property....    15,500           --      (10,000)     5,500          --            --              --
Acquisition of Ryder Property.......     9,250           --           --      9,250          --            --              --
Acquisition of FirstPlus Property...    32,560           --       (9,560)    23,000          --            --              --
Sale of Ross Stores Newark
  Property..........................   (30,844)      (7,065)      (2,556)   (25,048)         --            --          (1,287)
Sale of Stratus Property............   (21,476)      (3,532)       9,061    (10,112)         --            --           1,229
June Offering.......................        --           --        5,400         --          --         5,399              --
                                       -------     --------     --------    -------      ------       -------          ------
                                      $ 49,019     $(10,597)    $(10,615)  $ 24,502     $ 1,007      $ 23,549        $     58
                                       =======     ========     ========    =======      ======       =======          ======

    The pro forma adjustments for the CRIT Acquisition are based on the issuance of 1,286 shares of Common Stock at $14.125 per share.

Item 7.   Exhibits

(c) 1.1 Purchase Agreement dated November 12, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I, L.P., and LXP II, L.P., and Bear, Stearns & Co. Inc. and McDonald & Company Securities, Inc., (on their own behalf and as Representatives of the several underwriters named therein).

    1.2 Pricing Agreement dated November 12, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I L.P., and LXP II, L.P., and Bear, Stearns & Co. Inc. (on their own behalf and as Representatives of the several underwriters named therein).

    5 Opinion of Paul, Hastings, Janofsky & Walker LLP dated November 12, 1997 (including the consent of such firm).

    8 Opinion of Paul, Hastings, Janofsky & Walker LLP as to tax matters (including the consent of such firm).

   23.1 Consent of Ernst & Young LLP related to Registration Statement on Form S-3 (Registration No. 333-3688).

   23.2 Consent of KPMG Peat Marwick related to Registration Statement on Form S-3 (Registration No. 333-3688).

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEXINGTON CORPORATE PROPERTIES, INC.

                                    By: /s/ T. WILSON EGLIN
                                        -------------------------------------
                                        T. Wilson Eglin
                                        President and Chief Operating Officer


Date:  November 13, 1997

                                 Exhibit Index

1.1 Purchase Agreement dated November 12, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I, L.P., and LXP II, L.P., and Bear, Stearns & Co. Inc. and McDonald & Company Securities, Inc., (on their own behalf and as Representatives of the several underwriters named therein).

 1.2 Pricing Agreement dated November 12, 1997 among the Registrant, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., LXP I L.P., and LXP II, L.P., and Bear, Stearns & Co. Inc. and McDonald & Company Securities, Inc. (on their own behalf and as Representatives of the several underwriters named herein).

   5 Opinion of Paul, Hastings, Janofsky & Walker LLP dated November 12, 1997 (including the consent of such firm).

   8 Opinion of Paul, Hastings, Janofsky & Walker LLP as to tax matters (including the consent of such firm).

23.1 Consent of Ernst & Young LLP related to Registration Statement on Form S-3 (Registration No. 333-3688).

23.2 Consent of KPMG Peat Marwick related to Registration Statement on Form S-3 (Registration No. 333-3688).